Exhibit 99.1
CONTACT:
Investors
(623) 587-2025
Media
Lynne Adams
(623) 587-2177

PETSMART REPORTS RESULTS FOR THE SECOND QUARTER 2005
•    Top-line Up 11.6 Percent                    •    Services Sales Grow 20.8 Percent
•    Gross Margins Up 136 Basis Points
     PHOENIX — August 24, 2005 — PetSmart, Inc. today reported net income of $35.7 million, or $0.24 per diluted share, for the second quarter of fiscal 2005, which ended July 31, 2005.
     That compares with net income of $29.1 million, or $0.19 per diluted share, for the second quarter of fiscal 2004.
     As previously disclosed in the company’s Annual Report on Form 10-K, results for 2004 have been restated to address a correction in lease accounting policies. In addition, PetSmart has restated 2004 to retroactively apply the adoption of SFAS 123R, which requires that all stock-based compensation be expensed and accounted for using a fair-value-based method. All 2004 results discussed in this release reflect these restatements.
Sales
     PetSmart generated net sales of $899.1 million in the second quarter, up 11.6 percent from $806 million during the same period in 2004. Comparable store sales — or sales in stores open at least a year — grew 4.2 percent in the second quarter, compared with 5.4 percent in the second quarter of fiscal 2004.
     “During the second quarter of 2005, PetSmart continued to perform. Despite a tough climate and some softness on our top-line, we continued to generate meaningful gross margin expansion, and we overachieved on the bottom-line,” said Phil Francis, chairman and chief executive officer. “Those results reflect the fundamental strength of our business and our unique ability to react to and perform in a variety of market conditions. So, while the environment in which we operate is challenging, we believe that PetSmart is uniquely positioned to address the challenges and to thrive.”

     During the second quarter, pet services sales were $75.1 million, up 20.8 percent from the same period last year.
     The company opened 20 new stores and closed three locations during the second quarter of 2005, which compares with 19 new stores and five closures during the second quarter of 2004. At the end of the second quarter of 2005, the company operated 757 stores.
Gross margins and expense
     Gross margins were 31.6 percent in the second quarter of 2005, up 136 basis points from the same period last year, driven primarily by price optimization initiatives and leveraging of fixed expenses.
     Operating, general and administrative expenses were 24.8 percent of net sales in the second quarter of 2005, compared to 25.4 percent in the second quarter of last year.
Pre-tax income
     PetSmart generated pre-tax income of 6.3 percent in the second quarter. That compares with 4.3 percent during the same period last year.
Share purchases and dividend payments
     PetSmart purchased approximately 362,600 of its shares at an average price of $30.32 during the second quarter of 2005 as part of a $270 million authorization through the end of fiscal 2006.
     As previously announced, the company paid a dividend of $0.03 per share on August 19, 2005, to stockholders of record as of July 29, 2005.
Outlook
     PetSmart projects comparable store sales at 2 to 3 percent in the third quarter and estimates comparable store sales for all of 2005 at approximately 4 percent. It estimates earnings at approximately $0.21 per diluted share in the third quarter and $1.25 to $1.26 per diluted share for the full year, including a first-quarter gain of approximately $0.035 per diluted share, related to a legal settlement.
     “We remain cautious about the prospects for the overall economy and the outlook for retail during the remainder of the year. But we continue to feel very positive about this business and its potential,” said Francis. “And, we continue to believe in the ongoing power of our strategic initiatives, and in our ability to continue to grow, to gain share, and to generate attractive returns.”
Conference call information
     PetSmart management has scheduled a teleconference for 4:30 p.m. (EST) today to discuss results for the second quarter of 2005 as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. In addition, you can listen to the call live by dialing 800-709-7416 (within the United States and Canada) or 706-679-5320 (for international callers). A phone replay will also be available through Sept. 8, 2005, at 800-642-1687 in the United States and Canada, or at 706-645-9291 for international callers, code 7195182.
About PetSmart
     PetSmart, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 750 pet stores in the United States and Canada, a growing number of PetsHotels, as well as a large pet supply catalog business and the Internet’s leading online provider of pet products and information (www.PetSmart.com). PetSmart provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PetSmart Charities, an independent 501(c)3 organization, has donated more than $35 million to animal welfare programs and, through its in-store adoption programs, has saved the lives of more than two million pets.
Forward-looking statements
     This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions, competitive forces and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PetSmart, Inc., and risks arising when investing in PetSmart, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
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PetSmart, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	July 31, 2005	% of Sales	August 1, 2004 (1)	% of Sales	July 31, 2005	% of Sales	August 1, 2004 (1)	% of Sales
Net sales	$899,097	100.00%	$805,990	100.00%	$1,802,247	100.00%	$1,602,304	100.00%
Cost of sales	615,037	68.41%	562,377	69.77%	1,238,551	68.72%	1,119,183	69.85%

Gross profit	284,060	31.59%	243,613	30.23%	563,696	31.28%	483,121	30.15%

Operating, general and administrative expenses	222,927	24.79%	204,666	25.39%	424,764	23.57%	388,102	24.22%

Operating income	61,133	6.80%	38,947	4.83%	138,932	7.71%	95,019	5.93%

Interest expense, net	4,596	0.51%	3,961	0.49%	10,095	0.56%	7,769	0.48%

Income before income tax expense	56,537	6.29%	34,986	4.34%	128,837	7.15%	87,250	5.45%
Income tax expense	20,792	2.31%	5,870	0.73%	48,383	2.68%	26,248	1.64%

Net income	$35,745	3.98%	$29,116	3.61%	$80,454	4.46%	$61,002	3.81%

Basic earnings per share	$0.25		$0.20		$0.57		$0.43

Diluted earnings per share	$0.24		$0.19		$0.54		$0.41

Weighted average shares outstanding — basic	141,917		143,546		142,304		143,348
Weighted average shares outstanding — diluted	147,099		149,676		147,639		149,481

Stores opened during each period	20		19		36		42
Stores closed during each period	(3)		(5)		(5)		(7)
Stores open at end of each period	757		678		757		678
(1)	The financial information has been restated to reflect the adoption of SFAS No. 123(R) and the correction of the Company’s lease accounting policies.

PetSmart, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	July 31,	January 30,
	2005	2005 (1)
Assets
Cash and cash equivalents	$93,726	$87,032
Short-term investments	306,200	313,575
Receivables, net	24,101	27,123
Merchandise inventories	367,727	337,281
Other current assets	106,884	63,839

Total current assets	898,638	828,850
Property and equipment, net	758,777	699,262
Deferred income taxes	76,869	81,863
Other noncurrent assets	72,064	68,432

Total assets	$1,806,348	$1,678,407

Liabilities and Stockholders’ Equity
Accounts payable	$174,845	$130,320
Other current liabilities	250,494	214,016
Current portion of capital lease obligations	8,606	6,585

Total current liabilities	433,945	350,921
Capital lease obligations	287,982	244,150
Other noncurrent liabilities	109,197	109,389

Total liabilities	831,124	704,460
Stockholders’ equity	975,224	973,947

Total liabilities and stockholders’ equity	$1,806,348	$1,678,407

(1)	The financial information has been restated to reflect the adoption of SFAS No. 123(R) and the correction of the Company’s lease accounting policies.

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